SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) Securities

Exchange Act of 1934

Filed by the Registrant	☐
Filed by a party other than the Registrant	☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN REPUBLIC REALTY FUND I

(Name of Registrant as Specified in Its Charter)

Everest Management, LLC

And

Everest Properties II, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
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☐	Fee paid previously with preliminary materials
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

Everest Management, LLC

Everest Properties II, LLC

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

________, 2006

Dear Limited Partner:

Enclosed is a Solicitation of Consents from Everest Management, LLC (“Everest Management”) and Everest Properties II, LLC (“Everest Properties”) (collectively “Everest”) seeking the approval by written consent (the “Consents”) of the limited partners (the “Limited Partners”) of American Republic Realty Fund I, a Wisconsin limited partnership (the “Partnership”), to remove the current general partner (“Current General Partner”) and to simultaneously elect Millenium Management, LLC, a California limited liability company (“Millenium”) as the new general partner of the Partnership. Everest Properties owns 99% of Millenium and is the manager of Everest Management. According to the last Annual Report on Form 10-K (“Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) by the Partnership, Robert J. Werra is the Current General Partner of the Partnership.

The goal of Everest in soliciting the Consents is to elect Millenium as the new general partner of the Partnership so that Millenium can:

•

Reduce Management Fees and Expenses. The Current General Partner is charging the Partnership a 5% property management fee that Everest believes is excessive. The Current General Partner owns 83% of the management company managing the Partnership’s properties; therefore, it has a conflict of interest regarding the management fees charged to the Partnership, which currently exceed $150,000 per year. Millenium engages independent property management companies to manage other properties for which it is responsible, and is confident that it can reduce the property management fees paid by the Partnership by over $50,000 per year. A $50,000 annual cost savings could increase the value of the Partnership’s properties by over $600,000.

•

Hire Independent Managers to Reduce Conflicts of Interest. The Current General Partner has a conflict of interest as it owns 83% of the Partnership’s management company. Because of this conflict of interest, Everest believes the Current General Partner has no incentive to ensure that its management company provides management services that are either i) reasonably priced or ii) independent in judgment. Millenium will hire independent managers for the Partnership so that the Limited Partners can be assured that management services are provided at the lowest possible cost and management decisions are made without the same kind of conflict of interest.

•

Better Align the General Partner’s Interests With the Limited Partners. Everest owns 31% of the Partnership’s limited partner units (“Limited Partner Units”), making it the largest Limited Partner. We believe Millenium, because it is Everest’s affiliate and because it will not have certain conflicts of interest that the Current General Partner has, will be more likely to act in the best interests of the Limited Partners.

•

Waive Real Estate Acquisition Fees and Commissions. The Partnership Agreement calls for the Current General Partner to get real estate acquisition fees of up to 10% of the cost of property acquired by the Partnership and real estate commissions totaling up to 3% of the sale price of the Partnership’s property if it were sold. Millenium will waive all acquisition fees and real estate commissions, resulting in higher net proceeds to the Partnership from any property sales, and therefore more funds available for distributions to the Limited Partners.

•

More Likely to Liquidate The Partnership Properly. Because Millenium will not lose management fees upon the sale of the Partnership’s property, and because Millenium’s affiliates are the largest Limited Partners in the Partnership, Everest believes that Millenium is much more likely than the Current General Partner to liquidate the Partnership when it is in the best interests of the Limited Partners to do so. The Partnership Agreement currently provides that the Partnership does not have to be liquidated until December 31, 2012.

•

Decrease Administrative Costs. Millenium and Everest believe that total operating costs of the Partnership and its properties are as much as $150,000 higher than they should be, based on Everest’s experience in the same two markets in which the Partnership operates. Everest further believes that Millenium can reduce costs by $150,000 per year, which at a conservative capitalization rate of 8%, could represent $1,875,000 in additional value for the Partnership.

•

Improve Properties to Add Value. Millenium and Everest believe that one of the best ways to sell properties at maximum value is to update and improve the properties prior to their sale. This is the approach Millenium has taken in the past on properties that warranted such improvements to increase value, and Millenium would take the same approach on the Partnership’s properties that warrant it.

•

Filing Claims to Recover Lost Value. Millenium and Everest believe that the Current General Partner has overcharged the Partnership. For example, the Limited Partnership Agreement permits the Current General Partner to charge a management fee equal to the LESSER of 5% of the gross receipts of the Partnership or an amount that competitive management companies would charge for the same service. The Current General Partner has consistently taken the full 5% as a fee; while we retain nationally based property managers in the same markets for a 3% fee. If warranted, Millenium will pursue claims for repayment of excess fees against the Current General Partner.

You may have the following questions:

Q:           What is Everest Asking Me to Vote Upon?

A:           Everest is asking for your consent (1) to remove the Current General Partner of the Partnership; and (2) elect Millenium Management, LLC, as the general partner of the Partnership.

Q:           Who is Millenium?

A:           Millenium is managed by and is 99%-owned by Everest Properties II, LLC. Everest Properties also owns 1,029 Limited Partner Units in the Partnership. Millenium and Everest

Properties are also affiliates of Everest Management, LLC which owns an additional 2,376 Limited Partner Units. Everest’s management and its affiliates have substantial experience in investing in and managing both limited partnerships and apartment properties. Everest, through its affiliated investment funds, has invested over Two Hundred Million Dollars in over four hundred partnership since 1996. Everest’s affiliates own and/or operate over 3500 apartment units held in various limited partnerships in fourteen states, including properties in the Jacksonville and Dallas markets.

Q:           Why Should I Vote to Remove the Current General Partner?

A:           Everest believes that the Partnership is being overcharged for management and administrative fees by the Current General Partner’s management company. Everest believes Millenium will better serve the interests of the Limited Partners by: ensuring management fees and administrative costs are as low as possible; waiving a 3% liquidation fee payable to the Current General Partner; and preparing the Partnership’s properties for an optimal sale price. The Current General Partner has not provided any way for the Limited Partners to liquidate their investment in the Partnership. After all this time, the Current General Partner should have been able to provide some liquidity for the Limited Partners. Because Millenium’s affiliates hold about 30% of the Limited Partner Units, Millenium is more likely to liquidate the Partnership promptly when it considers liquidation to be in the best interests of the Limited Partners.

Q:           What Do I Need to Do Now?

A:           After carefully reading and considering the information contained in this document, we are asking that you please complete, sign and date the enclosed YELLOW consent form by marking FOR each proposal herein and mailing it to us in the self-addressed envelope provided.

We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS. Again, to be sure your vote is represented, please sign, date and return the enclosed YELLOW Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope. If you have any questions, please do not hesitate to contact Ms. Stacey McClain at 626-585-5920.

Very truly yours,

Everest Management, LLC

Everest Properties II, LLC

SOLICITATION OF CONSENTS

of

LIMITED PARTNERS

of

American Republic Realty Fund I

by

Everest Management, LLC

Everest Properties II, LLC

________, 2006

CONSENT SOLICITATION STATEMENT

Everest Management, LLC, a California limited liability company (“Everest Management”) and Everest Properties II, LLC, a California limited liability company (“Everest Properties”) (collectively “Everest”) are seeking the approval by written consent (the “Consents”) of the limited partners (the “Limited Partners”) of American Republic Realty Fund I, a Wisconsin limited partnership (the “Partnership”), to remove the current general partner, Robert J. Werra (“Current General Partner”) and to simultaneously elect Millenium as the new general partner of the Partnership. Everest Properties owns 99% of Millenium and is the manager of Everest Management.

This Consent Solicitation Statement and the accompanying YELLOW Consent of Limited Partners form are first being mailed to Limited Partners on or about _______, 2006. Limited Partners who are record owners of limited partnership units (“Limited Partnership Units”) as of _________, 2006 (the “Record Date”) shall be sent this Consent Solicitation Statement.

The reasons for Millenium’s belief that it is important to replace the Current General Partner are set further in the introductory letter. Considerations other than those identified, such as investment and tax considerations, exist which should also be weighed in replacing the Current General Partner with Millenium. You are advised to read this entire Consent Solicitation Statement carefully and to consult with your investment and tax advisors before making a decision whether or not to consent. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

The Consents are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement and the accompanying form of Consent. Removal of the Current General Partner and the simultaneous election of Millenium as the new general partner requires the consent of the record holders of a majority of the outstanding Limited Partnership Units of the Limited Partners (the “Required Consents”). If Everest receives the Required Consents, Millenium will become the new general partner, as provided in the Partnership Agreement.

Section XII.1 of the Partnership Agreement provides that the vote of Limited Partners owning a majority of the Limited Partnership Units may remove a general partner. Section XII.2 provides that the Limited Partners owning a majority of the Limited Partnership Units may elect to continue the Partnership and elect a new general partner if an event of dissolution occurs by the removal of a general partner.

Neither the Partnership Agreement nor Wisconsin law allow for Limited Partners’ dissenters’ rights of appraisal in connection with these Proposals.

THIS SOLICITATION IS BEING MADE BY EVEREST AND NOT ON BEHALF OF THE PARTNERSHIP. CONSENTS SHOULD BE DELIVERED TO EVEREST AND SHOULD NOT BE SENT TO THE PARTNERSHIP.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS SOLICITATION OF CONSENTS EXPIRES NO LATER THAN 11:59 P.M. PACIFIC TIME ON ______, 2006, UNLESS EXTENDED.

AVAILABLE INFORMATION

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, consent solicitation statements and other information with the SEC. For information about the Partnership, please refer to the Annual Report on Form 10-K for the last completed fiscal year (the “Form 10-K”), any subsequent Quarterly Reports on Form 10-Q, and any other materials sent to you by the Partnership. These documents contain and periodically update information concerning the Partnership, including detailed information regarding the properties owned, including mortgages, rental rates, operations, management, and taxes. In addition, information about the Partnership can be obtained on the Commission’s EDGAR system, at its internet web site at www.sec.gov, and copies of filings are available for inspection at the Commission’s principal office in Washington, D.C., at Station Place, 100 F Street, N.E., Washington, D.C. 20549.

INFORMATION CONCERNING MILLENIUM

Millenium is a California limited liability company that was formed in 1998 for the purpose of seeking to become the general partner of other real estate limited partnerships and to invest in limited partnerships. Millenium does not own any Limited Partnership Units in the Partnership, but Millenium’s affiliates, Everest Properties and Everest Management, own 3405 units; which represent 31.0% of the Limited Partnership Units outstanding. The principal office of Everest Properties, Everest Management and Millenium is 199 S. Los Robles Avenue, Suite 200, Pasadena, CA 91101; telephone (626) 585-5920.

Millenium is managed and partially owned by Everest Properties. Everest Properties, through affiliated investment funds, has invested over $200 million in over 400 partnerships since 1996. Everest’s affiliates own and/or operate over 3500 apartment units in fourteen states. Everest Properties, Everest Management and Millenium have the same officers. The following are the resumes of Everest and Millenium’s officers. The business address of each of the officers is 199 S. Los Robles Avenue, Suite 200, Pasadena, CA 91101.

W. Robert Kohorst. Mr. Kohorst has been the President of Everest since its founding in 1996 and of Millenium since its establishment in 1998. He is a lawyer by profession. From 1984 through 1990, Mr. Kohorst was the President of the Private Placement Group for Public Storage, Inc., a national U.S. real estate syndicator. Mr. Kohorst’s responsibilities included all structuring, marketing, investor services and accounting services for private placement syndications for Public Storage, Inc., and its affiliates. Upon leaving Public Storage, Inc. in 1990, Mr. Kohorst was the Chief Executive Officer and principal of two businesses, Tiger Shark Golf, Inc., a golf equipment manufacturer, and Masquerade International, Inc., a manufacturer of costumes. In 1991 Mr. Kohorst co-founded KH Financial, Inc., which has been engaged in the acquisition of general partner interests, real estate companies and related assets. Mr. Kohorst has been the President of KH Financial, Inc. from its inception to the present. Mr. Kohorst holds a Juris Doctor from the University of Michigan and a Bachelor of Science degree in accounting from the University of Dayton.

David I. Lesser. Mr. Lesser has been the Executive Vice President of Everest since 1996 and of Millenium since its establishment in 1998. He is a lawyer by profession. From 1979 through 1986, Mr. Lesser practiced corporate and real estate law with Kadison, Pfaelzer, Woodard, Quinn & Rossi and Johnsen, Manfredi & Thorpe, two prominent Los Angeles law firms. From 1986 through 1995, Mr. Lesser was a principal and member of Feder, Goodman & Schwartz and its predecessor firm, co-managing the firm’s corporate and real estate practice. Between 1990 and 1992, Mr. Lesser was counsel to Howard, Rice, Nemerovski, Robertson, Canady & Falk. Mr. Lesser is also a Vice President of KH Financial, Inc. Mr. Lesser holds a Juris Doctor from Columbia University and a Bachelor of Arts degree from the University of Rochester.

Christopher K. Davis. Mr. Davis is a Vice President and the General Counsel of Everest, which he joined in 1998. He has been a Vice President and the General Counsel of Millenium since its establishment in 1998. He is a lawyer by profession. From 1991 to 1995, he practiced securities and corporate law with Gibson, Dunn & Crutcher, a prominent national law firm headquartered in Los Angeles. From 1995 through 1997, he served as Senior Staff Counsel and then Director of Corporate Legal of Pinkerton’s, Inc., a worldwide provider of security, investigation and related services. At Pinkerton, Mr. Davis was responsible for directing the corporate section of the legal department. Mr. Davis holds a Juris Doctor from Harvard Law School and a Bachelor of Science degree in Business Administration from the University of California, Berkeley.

Peter J. Wilkinson. Mr. Wilkinson is a Vice President and the Chief Financial Officer of Everest, which he joined in 1996 and of Millenium since its establishment in 1998. He is an accountant by profession. From 1981 through 1987, he worked for Deloitte Haskins and Sells and Coopers and Lybrand in London and Sydney in their audit divisions, gaining significant experience in a variety of industry segments. From 1987 to 1990, he was the company secretary and controller of Gresham Partners, an Australian investment bank where, in addition to being responsible for all financial, tax and administrative matters, he was involved with analyzing leveraged buyout, property finance and business acquisitions. Mr. Wilkinson joined BankAmerica in the United States and from 1991 to 1996 held a number of positions, culminating in being the Division Finance

Officer for the Corporate Trust and Mortgage and Asset Backed divisions. In this capacity, he was responsible for presentation of all financial information and financial due diligence during their divestiture. Mr. Wilkinson holds a Bachelor of Science degree from Nottingham University and is an English chartered accountant.

INFORMATION CONCERNING THE PARTNERSHIP

Information contained in this section is based upon documents and reports publicly filed by the Partnership, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Although Everest has no information that any statements contained in this section are untrue, it has not independently investigated the accuracy of statements, and takes no responsibility for the accuracy, inaccuracy, completeness or incompleteness of any of the information contained in the Form 10-K or for the failure by the Partnership to disclose events which may have occurred and may affect the significance or accuracy of any such information.

American Republic Realty Fund I is a Wisconsin limited partnership formed pursuant to the Wisconsin Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership dated December 22, 1982. Robert J. Werra is the Current General Partner. The Partnership has no predecessors or subsidiaries. The Partnership was organized to acquire a diversified portfolio of income-producing real properties, as well as office buildings, industrial buildings, and other similar properties. The Partnership has indicated it will not acquire any additional properties in the future outside of those currently owned. The Partnership is required to be terminated on December 31, 2012.

The Partnership originally acquired four properties, which included three apartment communities and one commercial building. Since the inception of the Partnership, one apartment community was sold and the commercial building was disposed of in foreclosure.

Outstanding Limited Partnership Units

According to the Partnership, there were 625 limited partners owning 11,000 Limited Partnership Units at $1,000 per interest as of December 31, 2005. A Limited Partner is entitled to one vote for each Limited Partnership Unit owned by such Limited Partner. Everest Management owns 2,376 Limited Partnership Units (21.6%), Everest Properties owns 1,029 Limited Partnership Units (9.4%) and, according to the Partnership, Equity Resources owns 617.5 Limited Partnership Units (5.6%) and the Current General Partner owns 591 Limited Partnership Units (5.37%). Everest has had discussions with Equity Resources and Equity Resources has indicated its support for the Proposal, though Equity Resources has made no binding commitments to Everest to vote in any particular way or to vote at all. Millenium does not know of any other persons currently owning beneficially in excess of 5% of the outstanding Limited Partnership Interests.

PAST CONTACTS, PROPOSALS AND NEGOTIATIONS

During the past 2 years, Everest contacted the Current General Partner to inquire whether or not the Current General Partner would be interested in selling its interests in the Partnership.

Everest was informed by the Current General Partner that it would not be so interested. No further discussions took place concerning the matter between the two parties or anyone on their behalf.

PROPOSAL AND SUPPORTING STATEMENT

The Limited Partners are being asked to approve by written consent the following action (the “Proposal”) pursuant to the Partnership Agreement:

(1) the removal of the Current General Partner of the Partnership, specifically, Robert J. Werra along with the simultaneous election of Millenium as the new general partner of the Partnership.

Removing the General Partner

Everest believes the Partnership should be exploring opportunities to maximize the value of Partnership assets and concentrate on realizing potential cash returns to the Limited Partners on their original investment. If Millenium is elected as the new general partner, it plans to review the books and records of the Partnership and formulate specific plans to achieve these goals and objectives. Of course, Millenium cannot give any assurances that electing Millenium as the new general partner will result in attaining theses goals and objections.

Everest believes that removing the Current General Partner and electing Millenium as the new general partner will provide the Limited Partners with the best potential to realize the greatest potential cash returns to the Limited Partners in the near future. The goal of Everest in soliciting the Consents is to elect Millenium as the new general partner of the Partnership so that it can:

•

Reduce Management Fees and Expenses. The Current General Partner is charging the Partnership a 5% property management fee that Everest believes is excessive. The Current General Partner owns 83% of the management company managing the Partnership’s properties; therefore, it has a conflict of interest regarding the management fees charged to the Partnership, which currently exceed $150,000 per year. Millenium engages independent property management companies to manage other properties for which it is responsible, and is confident that it can reduce the property management fees paid by the Partnership by over $50,000 per year. A $50,000 annual cost savings could increase the value of the Partnership’s properties by over $600,000.

•

Hire Independent Managers to Reduce Conflicts of Interest. The Current General Partner has a conflict of interest as it owns 83% of the Partnership’s management company. Because of this conflict of interest, Everest believes the Current General Partner has no incentive to ensure that its management company provides management services that are either i) reasonably priced or ii) independent in judgment. Millenium will hire independent managers for the Partnership so that the Limited Partners can be assured that management services are provided at the lowest possible cost and management decisions are made without the same kind of conflict of interest.

•	Better Align the General Partner’s Interests With the Limited Partners. Everest owns 31% of the Partnership’s limited partner units (“Limited Partner Units”), making it the largest Limited Partner. We believe Millenium, because it is Everest’s affiliate and because it will not have certain conflicts of interest that the Current General Partner has, will be more likely to act in the best interests of the Limited Partners.

•

Waive Real Estate Acquisition Fees and Commissions. The Partnership Agreement calls for the Current General Partner to get real estate acquisition fees of up to 10% of the cost of property acquired by the Partnership and real estate commissions totaling up to 3% of the sale price of the Partnership’s property if it were sold. Millenium will waive all acquisition fees and real estate commissions, resulting in higher net proceeds to the Partnership from any property sales, and therefore more funds available for distributions to the Limited Partners.

•

More Likely to Liquidate The Partnership Properly. Because Millenium will not lose management fees upon the sale of the Partnership’s property, and because Millenium’s affiliates are the largest Limited Partners in the Partnership, Everest believes that Millenium is much more likely than the Current General Partner to liquidate the Partnership when it is in the best interests of the Limited Partners to do so. The Partnership Agreement currently provides that the Partnership does not have to be liquidated until December 31, 2012.

•

Decrease Administrative Costs. Millenium and Everest believe that total operating costs of the Partnership and its properties are as much as $150,000 higher than they should be, based on Everest’s experience in the same two markets in which the Partnership operates. Everest further believes that Millenium can reduce costs by $150,000 per year, which at a conservative capitalization rate of 8%, could represent $1,875,000 in additional value for the Partnership.

•

Improve Properties to Add Value. Millenium and Everest believe that one of the best ways to sell properties at maximum value is to update and improve the properties prior to their sale. This is the approach Millenium has taken in the past on properties that warranted such improvements to increase value, and Millenium would take the same approach on the Partnership’s properties that warrant it.

•

Filing Claims to Recover Lost Value. Millenium and Everest believe that the Current General Partner has overcharged the Partnership. For example, the Limited Partnership Agreement permits the Current General Partner to charge a management fee equal to the LESSER of 5% of the gross receipts of the Partnership or an amount that competitive management companies would charge for the same service. The Current General Partner has consistently taken the full 5% as a fee; while we retain nationally based property managers in the same markets for a 3% fee. If warranted, Millenium will pursue claims for repayment of excess fees against the Current General Partner.

Admission of New General Partner

If the Required Consents are obtained to remove the Current General Partner and elect Millenium as the new general partner, the Current General Partner will not retain any of the rights, powers or authority accruing to the general partner following his removal as general partner; provided, however, per Section XII.3(a) of the Partnership Agreement that the removed general partner shall be entitled to recover from the Partnership the then present value of its subordinated rights upon liquidation (as provided for in Section VIII.2(b) of the Partnership Agreement), determined by agreement of the removed general partner and the new general partner of if they cannot agree, then by arbitration. The amount determined shall be payable by promissory note bearing interest at the prime rate with the interest payable annually and the principal payable, if at all, from distributions of net proceeds to which the removed general partner would have otherwise been entitled to receive. Also upon removal, the removed general partner’s interest, as determined by the removed general partner’s contribution to capital, shall continue to be held by the removed general partner as outstanding Limited Partnership Interests. Everest believes that the fair value of the Current General Partner’s interest in the Partnership is not material based on the information available to Everest. Therefore, Everest believes the Partnership’s obligations to the removed general partner would not be material nor have a material effect on the Partnership’s financial condition or operations. The Current General Partner may disagree with Everest’s conclusions.

Everest does not anticipate any circumstance under which Millenium would not desire to become the new general partner, however, Millenium reserves the right to withdraw before admission as the new general partner in the event of a material adverse change in the Partnership. A material adverse change would include bankruptcy, foreclosure or other material impairments on the value or operations of the Partnership’s assets. If the Current General Partner is removed, Millenium withdraws, and no replacement general partner is elected, than a party appointed for such purpose shall wind up the affairs of the Partnership, shall sell all of the Partnership’s assets as promptly as is consistent with obtaining the fair value thereof, and pay all liabilities and all costs of dissolution.

VOTING PROCEDURE FOR LIMITED PARTNERS

Distribution and Expiration Date of Solicitation

This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about _________, 2006. Limited Partners who are record owners of Limited Partnership Units as of the Record Date may execute and deliver a Consent. A beneficial owner of Limited Partnership Units who is not the record owner of such Limited Partnership Units must arrange for the record owner of such Limited Partnership Interests to execute and deliver to Millenium a Consent form that reflects the vote of the beneficial owner.

This solicitation of Consents will expire at 11:59 p.m. Pacific Time on the earlier to occur of the following dates (the “Expiration Date”): (i) ______, 2006 or such later date to which Everest determines to extend the solicitation, and (ii) the date Everest is able to determine that the Required Consents are received. Everest reserves the right to extend this solicitation of Consents for such period or periods as it may determine in its sole discretion from time to time; provided, however that it will not extend this solicitation past _______, 2007. Any such extension will be followed as promptly as practicable by notice thereof by written notice to the Limited Partners, as well as filing with the SEC. All Consents delivered to Everest will remain effective until the Expiration Date, including during any extension thereof, unless validly revoked by a later dated Consent delivered to Everest prior to the Expiration Date. Everest reserves the right for any reason to terminate the solicitation of Consents at any time prior to the Expiration Date by filing an amendment to this Consent Solicitation Statement with the SEC.

Voting Procedures and Required Consents

The Consent of Limited Partner form included with this Consent Solicitation Statement is the ballot to be used by Limited Partners to cast their votes. Limited Partners should mark a box adjacent to the Proposal indicating that the Limited Partner votes “For” or “Against” the Proposal, or wishes to “Abstain”. All Consents that are properly completed, signed and delivered to Everest, and not validly revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked, but the Consent is otherwise properly completed and signed, the Limited Partner delivering such Consent will be deemed to have voted “For” the Proposal.

The Proposal requires the consent of the record holders of a majority of the Limited Partnership Units (the “Required Consents”). Accordingly, adoption of the Proposal requires the receipt without revocation of the Required Consents indicating a vote “For” the Proposal. Everest is seeking approval the Proposal. The failure of a Limited Partner to deliver a Consent or a vote to “Abstain” will have the same effect as if such Limited Partner had voted “Against” the Proposal. Limited Partnership Interests not voted on and Consents returned by brokers, banks or nominees will have the same effect as Limited Partnership Units voted against the Proposal.

If Limited Partnership Units to which Consent relates are held of record by two or more joint holders or tenants in common, all such holders must sign the Consent. If the Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if the Consent relates to less than the total number of Limited Partnership Units held in the name of such Limited Partner, the Limited Partner must state the number of Limited Partnership Units recorded in the name of such Limited Partner to which the Consent relates. If the Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation of Consent, and the interpretation of the terms and conditions of this solicitation of Consents, will be determined by Everest, subject to the provisions of the Partnership Agreement, as well as state and federal law. Neither Everest, nor any of its affiliates, shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Delivery of Consent will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

In the event Everest determines to extend this solicitation of Consent in its sole discretion or this solicitation of Consent expires, Everest will notify the Limited Partners as promptly as practicable thereafter by notice of such extension or the results of this solicitation of Consent by written notice to the Limited Partners, as well as filing an amendment to this Consent Solicitation Statement with the SEC, if required.

Effectiveness; Potential Challenges

Certain aspects of the procedure set forth for this solicitation are subject to uncertainty because such procedures are not defined by the Partnership Agreement or the Uniform Limited Partnership Act that governs the Partnership. Therefore, such procedures may be challenged by the Current General Partner or other limited partners and may result in a delay or nullification of the effectiveness of the Consent. In particular, neither the Partnership Agreement nor applicable law conclusively establishes: the manner for setting the Record Date; who can receive and verify consents and revocations; and when does an action taken by written consent become effective. Everest believes that its procedures for collection of consent and revocation, as well as determining the validity of the same, are valid but nonetheless may be subject to challenge by the Current General Partner or other limited partners due to ambiguity in the Partnership Agreement and the applicable law.

Completion Instructions

Limited Partners are requested to complete, sign and date the YELLOW Consent of Limited Partner form included with this Consent Solicitation Statement and mail, fax, hand deliver or send by overnight courier the original signed Consent to Everest Properties II, LLC, 199 S. Los Robles Avenue, Suite 200, Pasadena, CA 91101, Fax No.: 626-585-5929.

Consent should be sent or delivered to Everest at the address set forth on the back cover of this Consent Solicitation Statement. A prepaid, return envelope is included for your convenience.

Power of Attorney

Upon approval of the Proposal, Everest Properties will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the approved Proposal. Furthermore, each Limited Partner who votes for the Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Everest Properties, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement or applicable law in order to implement the approved Proposal, including the execution of an amendment to the Partnership Agreement to reflect Millenium as the new general partner of the Partnership in accordance with the Proposal.

Revocation of Consent

Consent may be revoked at any time prior to the Expiration Date, or a Limited Partner may change his vote on the Proposal, in accordance with the following procedures. For a revocation or change of vote to be effective, Everest must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Limited Partnership Units and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Everest. A revocation or change of Consent shall be effective only as to the Limited Partnership Units listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

Everest reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by Everest, subject to the provisions of the Partnership Agreement, as well as state and federal law.

No Dissenters’ Rights of Appraisal

Under the Partnership Agreement and Wisconsin law, Limited Partners do not have dissenters’ rights of appraisal in connection with this Proposal.

Solicitation of Consent

Neither the Partnership nor the Current General Partner are participants in this solicitation of Consent. Everest will initially bear all costs of this solicitation of Consent, including fees for attorneys and the cost of preparing, printing and mailing this Consent Solicitation Statement, which are currently estimated to be $_______. To date, Everest has incurred fees and expenses for this solicitation of approximately $______. If Millenium is elected as the new general partner, Everest will seek reimbursement for such costs from the Partnership to the extent allowed under Section 9 of the Partnership Agreement. Paragraph IX.3 of the Partnership Agreement provides that the Partnership shall pay the general partner for expenses in connection with the prudent operation of the Partnership. Millenium will make a final determination in such regard after it has become the new general partner, reviewed any relevant Partnership records, and consulted with legal counsel. In addition to the use of mails, certain regular employees of Everest may solicit Consent via telephone on behalf of Millenium and Everest, for which no additional compensation will be paid.

Limited Partners are encouraged to contact Stacey McClain of Everest Properties at the telephone number set forth on the back cover of this Consent Solicitation Statement with any questions regarding this solicitation of Consent and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

SOLICITATION OF CONSENTS

of

LIMITED PARTNERS

of

Secured Investment Resources Fund, L.P. II

a Delaware Limited Partnership

Deliveries of Consents, properly completed and duly executed, should be made to Everest Properties II, LLC at:

Everest Properties II, LLC

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Stacey McClain at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Everest as set forth below.

No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consent made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Everest, Millenium or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Everest, Millenium or the Partnership since the date hereof.

Everest Properties II, LLC

Everest Management, LLC

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

(626) 585-5920

SOLICITED BY EVEREST PROPERTIES II, LLC

EVEREST MANAGEMENT, LLC

[PRELIMINARY FORM – DO NOT USE]

CONSENT OF LIMITED PARTNER

American Republic Realty Fund I

a Wisconsin Limited Partnership (the “Partnership”)

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED FOR SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNTIL DULY REVOKED.

THIS CONSENT FORM REVOKES ANY PREVIOUSLY EXECUTED CONSENT.

The undersigned has received the Consent Solicitation Statement dated _______, 2006 (“Consent Solicitation Statement”) by Everest Management, LLC, a California limited liability company (“Everest Management”) and Everest Properties II, LLC (“Everest Properties”), a California limited liability company, seeking the approval by written consent of the following proposal:

(1) the removal of of the current general partner of the Partnership, specifically, Robert J. Werra, an individual (the “Current General Partner”) along with the simultaneous election of Millenium Management LLC (“Millenium”) as the new general partner of the Partnership.

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Everest Properties, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement or applicable law in order to implement the approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal	FOR	AGAINST	ABSTAIN

1. Removal of the Current General Partner and election of a new general partner, Millenium	☐	☐	☐

(Please sign exactly as your name appears on the Partnership’s records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

Dated: _______________________, 2006

(Important-please fill in)
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Signature / Title
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Signature / Title
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Telephone Number